CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Davis Tax-Free High Income Fund, Inc.

We consent to the use of our report dated November 5, 1999 for Davis Tax-Free High Income Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                             /s/KPMG LLP
                                             -----------------------
                                             KPMG LLP

Denver, Colorado
December 17, 1999




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